Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-238901) of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan of our report dated May 24, 2023, relating to the financial statements, which appears on page 1 of this annual report on Form 11-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP
Minneapolis, Minnesota
May 24, 2023